                                                                   EXHIBIT 10.37

                   SUPPLEMENT NO. 1 TO MANAGEMENT AGREEMENT

     This Supplement No. 1 to the Management Agreement is dated as of January 29, 1999 by and between Omega Holdings, Inc., a Delaware corporation, Omega Cabinets, Ltd., a Delaware corporation and a wholly owned subsidiary of Omega Holdings, Inc. (Omega Holdings, Inc. and Omega Cabinets, Ltd. are hereinafter referred to collectively as the "Company"), and BCC Industrial Services, Inc., a Delaware corporation (the "Advisor"). Reference is made to the Management Agreement (the "Management Agreement") dated as of June 13, 1997 by and between the Company and the Advisor.

     For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Advisor desire to amend the Management Agreement as follows:

     Section 2 of the Management Agreement is hereby amended as follows:

     The management fee payable pursuant to Section 2 of the Management Agreement is hereby increased to $425,000 per annum effective from and after the date hereof and an additional warrant to purchase 414.893 shares of the common stock of Omega Holdings, Inc., in substantially the form attached as Exhibit 1 to this Supplement No. 1 to the Management Agreement, will be issued to the Advisor. Such warrant shall be exercisable in full as of the date of the issue at an exercise price equal to $1,371,874 per share of such common stock.

     IN WITNESS WHEREOF, each of the partners has caused this Supplement No. 1 to the Management Agreement to be executed on its behalf as an instrument under seal as of date first above written by its officer or representative thereunto duly authorized.

THE COMPANY:                        THE ADVISOR:

OMEGA HOLDINGS, INC.                BCC INDUSTRIAL SERVICES, INC.

By: /s/ ROBERT MORAN                By:  /s/ DONALD E. CIHAK
    ----------------                     -------------------



OMEGA CABINETS, LTD.

By:  /s/  ROBERT MORAN
     -----------------